UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
August 30, 2012

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

4101 Whiteside Street, Los Angeles, CA 90063
Address of principal executive offices

Registrant's telephone number: (323) 266-8765

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2012, Drinks Americas Holdings, Ltd., a Delaware corporation (the “Company”) entered into Amendment No. 2 to that certain License Agreement Date June 27, 2011, as amended (the “Amendment”), with Worldwide Beverage Imports, LLC, a Nevada limited liability company (“WBI”).  Pursuant to the Amendment:

•	the Company is now permitted to sell and distribute WBI licensed spirits in all states of the United States, including California;

•
the Company’s previously agreed to exclusive license to use and display WBIs trademarks, service marks, and trade names which are applicable to WBI products was made into a non-exclusive license.  The exclusive distribution license for WBI products was not altered.

In consideration for and as an inducement to enter into the Amendment, the Company agreed to transfer to WBI 2,750,000 shares of the Company’s common stock and 250,000 shares of the Company’s newly created Series D Preferred Stock (as referenced in Item 5.03).

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) for transactions not involving a public offering.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01

Item 3.03 Material Modification to Rights of Security Holders.

See Item 5.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 30, 2012, the Company filed a Certificate of Designation (the “Certificate of Designation”) of Series D Preferred Stock with the Secretary of State of Delaware. Pursuant to the Certificate of Designation:

•	250,000 shares of preferred stock were designated Series D Preferred Stock (the “Series D Preferred Stock”).

•
If at any time the holder of Series D Preferred Stock and the holder’s affiliates reduces its ownership of the Corporation’s Common Stock below 50% of what it holds on the date hereof (as of August 23, 2012 the Holder owns 10,229,602 shares of the Corporation’s Common Stock) and the concentration of Common Stock has not exceeded 20% by any other individual or affiliate group, or the total number of shareholders exceeds 1,000 and provided the Preferred Stock Holder and its affiliates have been relieved of their personal guarantees on behalf of the corporation and all debt to the Holder and Holder’s affiliates is paid in full, the Preferred Stock shall automatically be converted into 250,000 shares of the Corporation’s Common Stock.

•
The Series D Preferred Stock will vote as a single class with the common stock and the holders of the Series D Preferred Stock will have the number of votes equal to 100 times the number of shares of Series D Preferred Stock.

•
Upon liquidation, the holders of the Series D Preferred Stock will have the right to receive, prior to any distribution with respect to the common stock, but subject to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Stated Value (plus any other fees or liquidated damages payable thereon).

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Series D Preferred Stock

10.1	License Agreement, dated June 27, 2011, by and between the Company and WBI, filed as an exhibit on Form 8-K, filed with the Securities and Exchange Commission on June 28, 2011.

10.2	Amendment No. 2 to License Agreement, dated August 30, 2012, by and between the Company and WBI.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 5, 2012

DRINKS AMERICAS HOLDINGS, LTD.

/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO